Dated 19 February 2015	Exhibit 10.1

MERCK SHARP & DOHME LIMITED (1)

and

INTERCEPT PHARMACEUTICALS, INC. (2)

Underlease

relating to

Part 1st Floor, 2 St Pancras Square London

80 Guildhall Street, Bury St Edmunds, Suffolk, IP33 1QB, UK

TABLE OF CONTENTS

1.	Interpretation	5
2.	Grant	12
3.	Ancillary rights	13
4.	Rights excepted and reserved	16
5.	Third Party Rights	17
6.	The Annual Rent	17
7.	Services and Service Charge	18
8.	Insurance	19
9.	uninsured risk	22
10.	Rates and taxes	23
11.	Utilities	24
12.	Common items	24
13.	VAT	24
14.	Default interest and interest	24
15.	Costs	25
16.	Compensation on vacating	25
17.	Set-off	26
18.	Assignments	26
19.	Underlettings	27
20.	sharing occupation with group companies	28
21.	Prohibition of other dealings	28
22.	Registration and notification of dealings and occupation	28
23.	Repairs	29
24.	Decoration.	29
25.	Alterations and signs	29
26.	Returning the Property to the Landlord	30
27.	Use	31
28.	Management of the Building	31
29.	Compliance with laws	31
30.	Encroachments, obstructions and acquisition of rights	32
31.	Breach of repair and maintenance obligations	33
32.	Indemnity	34
33.	Covenant to comply with covenants in the Superior Lease	34
34.	Covenant with the Superior Landlord	34
35.	Landlord's covenants	34
36.	Re-entry and forfeiture	35
37.	Joint and several liability	35
38.	Disputes under the Superior Lease	35
39.	Entire agreement	35
40.	Notices, consents and approvals	36
41.	Governing law	37
42.	Jurisdiction	37
43.	Exclusion of sections 24-28 of the LTA 1954	37
44.	Contracts (Rights of Third Parties) Act 1999	38

Prescribed Clauses

LR1. Date of lease

19 February 2015

LR2. Title number(s)

LR2.1 Landlord’s title number(s)

NGL 943659

LR2.2 Other title numbers

LR3. Parties to this lease

Landlord

MERCK SHARP & DOHME LIMITED (company no 0820771) whose registered office is Hertford Road, Hoddesdon, Hertfordshire EN11 9BU

Tenant

INTERCEPT PHARMACEUTICALS INC (company no 001270073) a company incorporated in the State of Delaware USA, with its principal place of business located at 450 W. 15th Street Suite 505 New York NY 10011

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

See the definition of "Property" in clause 1.1 of this lease.

LR5. Prescribed statements etc.

LR5.1 Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003.

None.

LR5.2 This lease is made under, or by reference to, provisions of:

None.

LR6. Term for which the Property is leased

The term as specified in this lease at clause 1.1 in the definition of "Contractual Term".

LR7. Premium

None.

3

LR8. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant's covenant to (or offer to) surrender this lease

None.

LR9.3 Landlord's contractual rights to acquire this lease

None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The easements as specified in clause 3 of this lease.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements as specified in clause 4 of this lease.

LR12. Estate rentcharge burdening the Property

None.

LR13. Application for standard form of restriction

None.

LR14. Declaration of trust where there is more than one person comprising the Tenant

4

THIS LEASE IS MADE ON THE 19th DAY OF FEBRUARY 2015

Between

(1)	MERCK SHARP & DOHME LIMITED (company no 0820771) whose registered office is Hertford Road, Hoddesdon, Hertfordshire EN11 9BU (the Landlord);

(2)	INTERCEPT PHARMACEUTICALS, INC. (company no 001270073 ) a company incorporated in the State of Delaware USA, with its principal place of business located at 450 W. 15th Street Suite 505 New York NY 10011 (the Tenant)

Recitals

(A)	The Landlord is entitled to possession of the Landlord's Premises under the terms of the Superior Lease (a copy of which has been given to the Tenant).

(B)	The Landlord has agreed to grant an underlease of the Property to the Tenant on the terms set out in this lease.

It is hereby agreed

1.	Interpretation

The following definitions and rules of interpretation apply in this lease.

1.1	Definitions:

(a)	Act of Insolvency: an Act of Insolvency is any of the following:

(i)	the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or any guarantor;

(ii)	the making of an application for an administration order the making of an administration order in relation to the Tenant or any guarantor;

(iii)	the giving of any notice of intention to appoint an administrator the filing at court of the prescribed documents in connection with the appointment of an administrator, or the appointment of an administrator, in any case in relation to the Tenant or any guarantor;

(iv)	the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or any guarantor;

(v)	the commencement of a voluntary winding-up in respect of the Tenant or any guarantor, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies;

5

(vi)	the making of a winding-up order in respect of the Tenant or any guarantor;

(vii)	the striking-off of the Tenant or any guarantor from the Register of Companies;

(viii)	the Tenant or any guarantor otherwise ceasing to exist (but excluding where the Tenant or any guarantor dies); or

(ix)	the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant or any guarantor.

The paragraphs above shall apply in relation to a partnership or limited partnership (as defined in the Partnership Act 1890 and the Limited Partnerships Act 1907 respectively) subject to the modifications referred to in the Insolvent Partnerships Order 1994 (SI 1994/2421) (as amended), and a limited liability partnership (as defined in the Limited Liability Partnerships Act 2000) subject to the modifications referred to in the Limited Liability Partnerships Regulations 2001 (SI 2001/1090) (as amended).

Act of Insolvency includes any analogous proceedings or events that may be taken pursuant to the legislation of another jurisdiction in relation to a tenant or guarantor incorporated or domiciled in such relevant jurisdiction.

(b)	Accessway: has the meaning given to this term in the Superior Lease.

(c)	Accessway Regulations: means the regulations attached at Appendix 3 to the Superior Lease and any other reasonable regulations from time to time published in writing by the Landlord or the Superior Landlord in addition to or in substitution for those regulations in accordance with the principles of good estate management.

(d)	Annual Rent: £470,607.50 per annum

(e)	Building: means the building known as 2 Pancras Square King’s Cross Central London the Superior Landlord's interest in which is registered under Land Registry title number NGL931387 of which the Landlord's Premises forms part of.

(f)	Building Service Charge: has the meaning given to this term in the Superior Lease.

(g)	Block Service Charge: has the meaning given to this term in the Superior Lease.

6

(h)	Common Parts: means all parts of the Building which are available or provided by the Landlord for the use of the Tenant in common with the Landlord and/or for general amenity (including but without limitation any of the following: the forecourts, accessways, entrances, pathways, colonnades and walkways, corridors, lobbies, stairways, lifts, toilets, showers, storage areas, bin stores or other refuse facilities, fire escapes, landscaped areas, Conduits used in common with others and the Roof Terrace).

(i)	Conduits means the Service Media and all pipes, wires, cables, sewers, drains, ducts, flues, gutters, gullies and other service media (together with ancillary equipment) within or exclusively serving the Landlord's Premises now or at any time during the Term.

(j)	Contractual Term: a term commencing on 19 February 2015 and ending on 23 June 2019.

(k)	CDM Regulations: the Construction (Design and Management) Regulations 2007.

(l)	Cycle Spaces: means the 3 cycle spaces provided by the Landlord within the area shown coloured orange on the Cycle Spaces Plan the exact location of such cycle spaces to be designated by the Landlord from time to time or such alternative cycle spaces as the Landlord may by written notice to the Tenant designate from time to time.

(m)	Cycle Spaces Plan means the plan annexed to this Lease labelled “Cycle Spaces Plan”.

(n)	Default Interest Rate: 4 % per annum above the Interest Rate.

(o)	Estate: means King’s Cross Central as shown edged in red on the Estate Plan as may be varied from time to time to reflect disposals or acquisitions of land by the owner of the Estate.

(p)	Estate Common Parts: has the meaning given to this term in the Superior Lease.

(q)	Estate Plan: means the plan attached to this lease marked Estate Plan

(r)	Estate Service Charge: has the meaning given to this term in the Superior Lease.

(s)	Female Changing Rooms: means the area shown coloured pink on the Cycle Spaces Plan or such other area within the basement of the Building as the Landlord shall designate from time to time.

7

(t)	Insurance Rent: the Tenant's Proportion of the sum payable by the Landlord to the Superior Landlord under the Superior Lease for the insurance of:

(i)	the Building (other than any plate glass) for its full reinstatement cost (taking inflation of building costs into account) against loss or damage by or in consequence of the Insured Risks, including costs of demolition, site clearance, site protection and shoring-up, professionals’ and statutory fees and incidental expenses, the cost of any work which may be required under any law and VAT in respect of all those costs, fees and expenses;

(ii)	any insurance premium tax payable on the above.

(u)	Insured Risks: means fire, subterranean fire, lightning, aircraft (not being hostile aircraft) and things dropped from aircraft, explosion, riot, civil commotion, malicious damage, storm, tempest, subsidence, flooding, bursting and overflowing of water tanks, apparatus or pipes or the escape of water from any of them, earthquake, heave, landslip, subsidence, terrorism and such other risks as the Superior Landlord deems necessary to insure against

(v)	Interest Rate: the base rate from time to time of Barclays Bank Plc or if that base rate stops being used or published then a comparable commercial rate reasonably determined by the Landlord.

(w)	Landlord's Premises: means office accommodation comprising the whole of the first floor of the Building registered under Land Registry title number NGL 943659

(x)	LTA 1954: Landlord and Tenant Act 1954.

(y)	Male Changing Rooms: means the area shown cross hatched green on the Cycle Spaces Plan or such other area within the basement of the Building as the Landlord shall designate from time to time.

(z)	Permitted Use: means use as high class offices within class B1(a) of the Town and Country Planning (Use Classes) Order 1987 (as originally enacted).

(aa)	Plan 1: the plan attached to this lease marked Plan 1.

(bb)	Property: the part of the 1st floor of the Building shown edged red on Plan 1 including:

(i)	the interior finishes on all walls and columns;

(ii)	the inner half severed vertically or horizontally (as the case may be) of all non-loadbearing walls, floors, ceilings and other partitions between the Property and any part of the Landlord's Premises or the Building;

8

(iii)	the raised floors and any voids beneath them down to (but excluding) the loadbearing floor slab beneath them which support such raised floors;

(iv)	the ceiling finishes and any suspended or false ceilings and any voids between them and the ceiling slab above them;

(v)	any central or other heating and air conditioning installations (including fan coil units) within the Property and exclusively serving the Property;

(vi)	all doors and door frames (including any glass in them) incorporated in all walls whether loadbearing or not;

(vii)	all fixtures and fittings in or forming part of the Property;

(viii)	all Conduits at any time in and exclusively serving the Property except those belonging to utility companies; and

(ix)	all alterations, additions or other works to the Property;

but shall exclude:

(x)	all structural parts of the Building;

(xi)	all Conduits except for those mentioned in paragraph (viii);

(xii)	all Common Parts; and

(xiii)	the inside and outside of all external windows and other lights and the frames, glass, equipment and fitments relating to external windows and lights.

(xiv)	Any sub-meters for supply of electricity or other services to the Property to the extent such are within the demise shown edged red on Plan 1

(cc)	Rent Concessions: £18,125.00 (net)

(dd)	Rent Payment Dates: 25 March, 24 June, 29 September and 25 December

(ee)	Reservations: all of the rights excepted, reserved and granted to the Landlord by this lease.

(ff)	Roof Terrace: means the area shown coloured yellow on the Roof Terrace Plan.

(gg)	Roof Terrace Plan: means the plan annexed to this Lease and labelled Roof Terrace Plan.

9

(hh)	Service Charge: the Tenant's Proportion of the collective Estate Service Charge, the Building Service Charge and the Block Service Charge payable by the Landlord under the terms of the Superior Lease and as defined within the Superior Lease.

(ii)	Service Charge Period: means the period of 12 months ending on 31 December in each year, or such other period as accords with the Service Charge Period under the Superior Lease

(jj)	Service Media: all media for the supply or removal of heat, electricity, gas, water, sewage, air-conditioning, energy, telecommunications, data and all other services and utilities and all structures, machinery and equipment ancillary to those media.

(kk)	Superior Landlord: the landlord for the time being of the Superior Lease.

(ll)	Superior Landlord's Covenants: the obligations in the Superior Lease to be observed by the Superior Landlord.

(mm)	Superior Landlord's Neighbouring Property: each and every part of the adjoining and neighbouring property in which the Superior Landlord has an interest known as 2 St Pancras Square King’s Cross Central London.

(nn)	Superior Lease: means the lease of the Landlord's Premises dated 24th June 2014 and made between KCC NOMINEE 1 (B4) LIMITED and KCC NOMINEE 2 (B4) LIMITED (1) and MERCK SHARP & DOHME LIMITED (2).

(oo)	Superior Rent: the annual rent payable by the Landlord under clause 1.1 of the Superior Lease.

(pp)	Third Party Rights: all rights, covenants and restrictions affecting the Building and or the Landlord's Premises including the matters referred to at the date of this lease in the property register.

(qq)	Tenant's Proportion: the percentage of the net internal area of the Property relative to the total net internal area of the Landlords Premises subject to recalculation in the event that the Landlord exercises its right to stop up or reduce the Common Parts pursuant to clause 3.4.

(rr)	Uninsured Risk means an Insured Risk against which insurance is not or ceases to be obtainable on normal commercial terms in the London insurance market at rates generally available in the London insurance market for a property of this type, size and location.

(ss)

10

(tt)	VAT: value added tax chargeable under the VATA 1994 and any similar replacement tax and any similar additional tax.

(uu)	VATA 1994: Value Added Tax Act 1994.

1.2	A reference to the Superior Lease is a reference to the superior lease and any deed, licence, consent, approval or other instrument supplemental to it. A reference to this lease, except a reference to the date of this lease or to the grant of the lease, is a reference to this deed and any deed, licence, consent, approval or other instrument supplemental to it.

1.3	A reference to the Superior Landlord includes a reference to the person entitled to the immediate reversion to the Superior Lease. A reference to the Landlord includes a reference to the person entitled to the immediate reversion to this lease. A reference to the Tenant includes a reference to its successors in title and assigns. A reference to a guarantor is to any guarantor of the tenant covenants of this lease including a guarantor who has entered into an authorised guarantee agreement.

1.4	The expressions landlord covenant and tenant covenant each has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.5	Unless the context otherwise requires, references to the Landlord's Premises, the Building, the Common Parts and the Property are to the whole and any part of them or it.

1.6	The expression neighbouring property does not include the Building.

1.7	A reference to the term is to the Contractual Term and any agreed or statutory continuation of this lease.

1.8	A reference to the end of the term is to the end of the term however it ends.

1.9	References to the consent of the Landlord are to the consent of the Landlord given in accordance with clause 40.5 and references to the approval of the Landlord are to the approval of the Landlord given in accordance with clause 40.6. References to any consent or approval required from the Landlord shall be construed as also including a requirement to obtain the consent or approval of the Superior Landlord where such consent or approval is required under the terms of the Superior Lease except that nothing in this lease shall be construed as imposing on the Superior Landlord any obligation (or indicating that such an obligation is imposed on the Superior Landlord by the terms of the Superior Lease) not unreasonably to refuse any such consent unless a corresponding obligation is contained within the Superior Lease

1.10	A working day is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in England.

1.11	A reference to laws in general is a reference to all local, national and directly applicable supra-national laws as amended, extended or re-enacted from time to time and shall include any subordinate laws made from time to time under them and all orders, notices, codes of practice and guidance made under them.

11

1.12	Unless otherwise specified, a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time and shall include all subordinate legislation made from time to time under that statute or statutory provision and all orders, notices, codes of practice and guidance made under it.

1.13	Any obligation on the Tenant not to do something includes an obligation not to allow that thing to be done and an obligation to use reasonable endeavours to prevent that thing being done by another person.

1.14	Unless the context otherwise requires, any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.15	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.16	A reference to writing or written includes fax but not e-mail.

1.17	Unless the context otherwise requires, references to clauses and Schedules are reference to the clauses and Schedules of this lease and references in to paragraphs are to paragraphs of the relevant Schedule.

1.18	Clause, Schedule and paragraph headings shall not affect the interpretation of this lease.

1.19	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders

1.20	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

2.	Grant

2.1	The Landlord with full title guarantee lets the Property to the Tenant for the Contractual Term.

2.2	The grant is made together with the ancillary rights set out in clause 3, excepting and reserving to the Landlord the rights set out in clause 4 and subject to the Third Party Rights.

2.3	The grant is made with the Tenant paying the following as rent to the Landlord:

(a)	the Annual Rent beginning on the date of this Lease and all VAT in respect of it;

12

(b)	the Service Charge and all VAT in respect of it payable within 30 days of demand; and

(c)	the Insurance Rent payable within 30 days of demand.

3.	Ancillary rights

3.1	The Landlord grants the Tenant the following rights exercisable at all times unless otherwise specified below (the Rights):

(a)	the right to support and protection from the Landlord's Premises to the extent that the Landlord's Premises provide support and protection to the Property at the date of this lease;

(b)	the rights of support and protection from the Building (to the extent the Landlord can grant the same) that the Landlord benefits from under the terms of the Superior Lease so far and as long as the Landlord continues to benefit from such rights.

(c)	the rights (in common with the Landlord and all other persons having the same right) to use the Common Parts (excluding the Roof Terrace) for access to and from the Property and for such other purposes as may be reasonably necessary for the use and occupation of the Property in accordance with this Lease;

(d)	the full, free and uninterrupted passage and running of water, soil, steam, air, oil, gas and electricity, telephone and all other services or supplies from and to the Premises through the Conduits in, on or under the Building (other than Conduits which exclusively serve other parts of the Building);

(e)	the right to use the Cycle Spaces solely for parking in each space one bicycle and for such purposes the right (in common with the Landlord and all other persons having such right) to wheel bicycles (but not ride bicycles) to and from the Cycle Spaces along the Accessway);

(f)	the right for the Tenant and all persons deriving title under or through the Tenant and/or their servants, agents and licensees such rights as are granted to the Landlord from time to time under the Superior Lease over the Estate Common Parts and the Block B Common Parts (as such terms are defined in the Superior Lease and as may be varied from time to time pursuant to the Superior Lease) to the extent such rights are necessary for the Tenant’s use and enjoyment of the Property;

(g)	the right to use the loading bay provided from time to time by the Landlord and/or the Superior Landlord for the purpose of deliveries to and collections from the Property;

13

(h)	the right to use the refuse storage/collection facilities within the Building for the purposes of refuse disposal only;

(i)	the right to use the Male Changing Rooms and Female Changing Rooms in the basement of the Building in common with the other tenants of the Building.

(j)	the right to use 2 (two) lockers in the Male Changing Rooms and 1 (one) locker in the Female Changing Rooms the exact location of such lockers to be designated by the Landlord from time to time.

(k)	the right to use the Roof Terrace during such periods as the Landlord may in writing notify the Tenant from time to time subject to complying with the Superior Landlord’s reasonable rules and regulations as to use of the Roof Terrace notified to the Tenant from time to time save that the Superior Landlord may close the Roof Terrace for such periods as it sees fit for the purposes of cleaning and maintaining the Roof Terrace and for any private events the Superior Landlord or those authorised by the Superior Landlord wish to hold on the Roof Terrace;

(l)	with the prior written consent of the Superior Landlord and the Landlord (not to be unreasonably withheld or delayed) the right to install Tenant’s plant and equipment in the basement of the Building and on the roof of the Building in connection with the use and occupation of the Property in such position as the Superior Landlord and the Landlord shall designate (acting reasonably), in the interests of good estate management and having regard to the requirements of the other tenants and occupiers of the Building and subject to the right for the Superior Landlord and the Landlord to require the Tenant to move such plant and equipment at the Landlord's cost to such other location as the Superior Landlord and the Landlord shall reasonably designate that is not materially less commodious to the Tenant;

(m)	the right to connect pipes and cables from any plant installed pursuant to paragraph 3.1(l) via such routes through the Building as designated by the Superior Landlord, in the interests of good estate management and having regard to the requirements of the other tenants and occupiers of the Building and subject to the right for the Superior Landlord to require the Tenant to move (at the Superior Landlord’s cost) such plant and equipment to such other location as the Landlord shall designate that is not materially less commodious to the Tenant.;

(n)	the right to display the name and logo of the Tenant on a sign in the ground floor reception of the Building and in the 1st Floor lift lobby subject in each case to the Landlord's consent (not to be unreasonably withheld) and the Superior Landlord’s consent and in a form and manner approved by the Landlord and the Superior Landlord, acting reasonably and in accordance with clause 3.29 of the Superior Lease;

14

(o)	the grant of this Lease does not include any liberties, privileges, easements, rights or advantages over any part of the Building unless these are expressly included in this clause 3.

3.2	The Rights are granted in common with the Landlord, the Superior Landlord and any other person authorised by Landlord or the Superior Landlord except for those set out in clauses 3.1(e), (j) and (l)

3.3	The Common Parts may (after reasonable notice of intention has been given, except in an emergency) be closed as often as may be necessary for repairs or alterations or for obtaining access to any services or Conduits through or under them or for any other purpose relating to the proper operation or management of the Building but not (except in an emergency) in any manner as to interfere with the conduct of the Tenant’s business.

3.4	If at any time during the Term and in its reasonable discretion in the interests of good estate management of the Building the Superior Landlord or the Landlord (insofar as it has the right to do so under the Superior Lease) shall desire to alter, stop up, reduce or divert any of the Common Parts (including the Conduits under the Common Parts) the Superior Landlord or the Landlord (insofar as it has the right to do so under the Superior Lease) shall have full right and liberty so to do but at its own expense and subject to the Superior Landlord or the Landlord leaving available for use by the Tenant reasonable means of access to and from the Property and the Cycle Spaces and subject also to the right of free passage and running of services referred to in paragraph 3.1(d) applying to any substituted or diverted Conduits and provided that the Landlord (unless the Superior Landlord properly requires the same under the provisions of the Superior Lease) shall not exercise the right in any manner as to materially interfere with the conduct of the Tenant's business.

3.5	The Rights are granted subject to the Third Party Rights insofar as the Third Party Rights affect the Common Parts and the Tenant shall not do anything that may interfere with any Third Party Right or obstruct the Common Parts.

3.6	The Tenant shall exercise the Rights (other than the Right mentioned in clause 3.1(a)) only in connection with its use of the Property for the Permitted Use and in accordance with any reasonable regulations made by the Landlord and notified to the Tenant in writing as mentioned in clause 28.1 including the Accessway Regulations.

3.7	In relation to the Rights mentioned where the Tenant requires the consent of the Landlord and of the Superior Landlord in accordance with the terms of the Superior Lease, to carry out works to the Property, the Tenant may only exercise such Rights when consent has been granted and in accordance with the terms of that consent.

15

4.	Rights excepted and reserved

4.1	The following rights are excepted and reserved from this lease to the Landlord for the benefit of the Landlord's Premises and to the Superior Landlord for the benefit of the Building:

(a)	rights of light, air, support and protection to the extent those rights are capable of being enjoyed at any time during the term;

(b)	the right to:

(i)	use and connect into, service, maintain, replace or otherwise undertake works to or with Service Media at (but not forming part of) the Property or required for the use and enjoyment of the Landlord's Premises which are in existence at the date of this lease or which are installed or constructed during the Term;

(ii)	install, replace and construct Service Media at the Property to serve any part of the Landlord's Premises (whether or not such Service Media also serve the Property); and

(iii)	re-route any Service Media mentioned in this clause 4.1(b);

(iv)	the right to inspect the Property at reasonable times upon reasonable prior written notice (save in cases of emergency when no notice shall be required) for any purpose set out in this lease;

(v)	The right to enter the Property upon reasonable notice for the purpose of taking meter readings.

notwithstanding that the exercise of any of the Reservations or the works carried out pursuant to them result in a reduction in the flow of light or air to the Property or the Common Parts or loss of amenity for the Property or the Common Parts.

4.2	The Landlord reserves for itself for the benefit of the Landlord's Premises and for the Superior Landlord for the benefit of the Building the right to enter the Property:

(a)	to repair, maintain, install, construct re-route or replace any Service Media or structure relating to any of the Reservations;

(b)	to carry out any works to any other part of the Building; and

(c)	for any other purpose mentioned in or connected with:

(i)	this lease;

(ii)	the Superior Lease;

(iii)	the Reservations; and

16

(iv)	the interests of the Landlord and the Superior Landlord in the Property the Landlord's Premises and the Building.

4.3	The Reservations may be exercised by the Landlord and the Superior Landlord and by anyone else who is or becomes entitled to exercise them and by anyone authorised by the Landlord or the Superior Landlord, the person exercising the Reservations causing as little damage and disturbance as reasonably practicable and making good as soon as reasonably practicable any damage to the Property so caused.

4.4	The Tenant shall allow all those entitled to exercise any right to enter the Property to do so with their workers, contractors, agents and professional advisors and to enter the Property at any reasonable time (whether or not during usual business hours) and, except in the case of an emergency, after having given reasonable notice (which need not be in writing) to the Tenant.

4.5	No party exercising any of the Reservations, nor its workers, contractors, agents and professional advisors, shall be liable to the Tenant or to any undertenant or other occupier of or person at the Property for any loss, damage, injury, nuisance or inconvenience arising by reason of its exercising any of the Reservations except for:

(a)	physical damage to the Property; or

(b)	any loss, damage, injury, nuisance or inconvenience in relation to which the law prevents the Landlord from excluding liability.

5.	Third Party Rights

5.1	The Tenant shall comply with all obligations on the Landlord and the Superior Landlord relating to the Third Party Rights (insofar as those obligations relate to the Property) and shall not do anything (even if otherwise permitted by this lease) that may interfere with any Third Party Right.

5.2	The Tenant shall allow the Landlord, the Superior Landlord and any other person authorised by the terms of the Third Party Right to enter the Property in accordance with its terms.

6.	The Annual Rent

6.1	The Tenant shall pay the Annual Rent and any VAT in respect of it by four equal instalments in advance on or before the Rent Payment Dates. The payments shall be made by banker’s standing order or by any other method that the Landlord reasonably requires at any time by giving notice to the Tenant.

6.2	The first instalment of the Annual Rent and any VAT in respect of it shall be made on the date of this lease and shall be the proportion, calculated on a daily basis, in respect of the period beginning on the date of this lease and ending on the day before the next Rent Payment Date less the Rent Concessions.

17

7.	Services and Service Charge

7.1	The Services are the services mentioned in Schedule 4 of the Superior Lease and provided by the Superior Landlord.

7.2	Subject to the Tenant paying the Service Charge, the Landlord shall take all reasonable steps (provided the same are commercially prudent) to enforce the Superior Landlord's obligations in the Superior Lease in relation to the provision of the Services.

7.3	the Landlord shall not be liable for:

(a)	any interruption in, or disruption to, the provision of any of the Services for any reason that is outside the reasonable control of the Landlord; or

(b)	any injury, loss or damage suffered by the Tenant as a result of any absence or insufficiency of any of the Services or of any breakdown or defect in any Service Media, except where due to the negligence of the Landlord or the Superior Landlord.

7.4	Within 10 working days of receipt of the Building Service Charge estimate from the Superior Landlord, the Landlord shall prepare and send the Tenant a statement of the estimated Service Charge for that Service Charge Period based on the Superior Landlord's estimate.

7.5	The Tenant shall pay the Service Charge for each Service Charge Period in four equal instalments on each of the Rent Payment Dates.

7.6	In relation to the Service Charge Period current at the date of this lease, the Tenant’s obligations to pay the estimated Service Charge and the actual Service Charge shall be limited to an apportioned part of those amounts, such apportioned part to be calculated on a daily basis for the period beginning on the date of this lease and ending on the last day of the Service Charge Period. The first payment of the Service Charge in respect of the period from the date of this lease until the day before the next Rent Payment Date is to be paid on the date of this lease.

7.7	As soon as reasonably practicable after the receipt of the certified statement of the Building Service Charge under paragraph 4 of Schedule 4 of the Superior Lease, the Landlord shall prepare and send to the Tenant a certificate showing the service costs and the Service Charge for that Service Charge Period based on the Superior Landlord's certified statement.

7.8	Without prejudice to clause 8.4(f), where the Landlord provides any Service by reason of the damage to or destruction of the Common Parts by an Insured Risk, the costs of that Service shall not be included in the Service Charge.

7.9	If, in respect of any Service Charge Period, the Landlord’s estimate of the Service Charge is less than the Service Charge, the Tenant shall pay the difference within 30 working days of demand. If, in respect of any Service Charge Period, the Landlord’s estimate of the Service Charge is more than the Service Charge, the Landlord shall credit the difference against the Tenant’s next instalment of the estimated Service Charge (and, where the difference exceeds the next instalment, then the balance of the difference shall be credited against each succeeding instalment until it is fully credited).

18

7.10	As soon as reasonably practicable after the expiry of the Contractual Term or earlier determination of this Lease (unless the lease shall have been forfeit or disclaimed), the Landlord shall refund to the Tenant a fair and reasonable proportion (which may be 100% if reasonable) of the element of any Service Charge already paid and relating to the period from and excluding the date of termination up to and excluding the next Rent Payment Date where such monies remain unexpended or uncommitted by the Superior Landlord.

8.	Insurance

8.1	The Landlord shall use reasonable endeavours to procure that the Superior Landlord complies with the covenants imposed on it regarding insurance contained in the Superior Lease save to the extent that the policy of insurance has been vitiated or any insurance proceeds withheld in consequence of any act or omission in breach of this Lease by the Tenant or its workers, contractors or agents or any person on the Property with the actual or implied authority of any of them. Neither the Superior Landlord nor the Landlord shall be obliged to insure any part of the Property installed by the Tenant.

8.2	Notwithstanding that the Tenant is obliged to pay the Insurance Rent in respect of the Insured Risks, the Landlord may also insure against:

(a)	its public liability in respect of the Common Parts; and

(b)	loss of Annual Rent to the extent that the Annual Rent exceeds the Tenant's Proportion of the Superior Rent

8.3	The Tenant shall pay to the Landlord on demand:

(a)	the Insurance Rent and a sum equivalent to the premium payable by the Landlord in respect of any costs that it incurs under clause 8.2(b) together with any insurance premium tax payable;

(b)	the Tenant's Proportion of any costs that the Landlord incurs under clause 8.2(a); and

(c)	the Tenant's Proportion of any amount that is deducted or disallowed by the Superior Landlord's insurers pursuant to any excess provision in the insurance policy; and

(d)	Any increase in the usual insurance premium that is payable by the Landlord to the Superior Landlord as a consequence of the Tenants occupation beyond what would otherwise usually be payable if the Landlord had occupied the Property themselves

19

8.4	The Tenant shall, provided that the Landlord has given the Tenant a copy of the latest policy that the Landlord received from the Superior Landlord of any relevant insurance policy to the Tenant:

(a)	immediately inform the Landlord and the Superior Landlord if any matter occurs that any insurer or underwriter may treat as material in deciding whether or on what terms to insure or to continue to insure the Building and shall give the Landlord and the Superior Landlord notice of that matter and shall also immediately inform the Landlord if any matter occurs that any insurer or underwriter may treat as material in deciding whether or on what terms to insure or to continue the insurance referred to in clause 8.2 of this lease and shall give the Landlord notice of that matter;

(b)	not do or omit anything as a result of which:

(i)	any policy of insurance of the Building or in respect of the Landlord's right under clause 8.2(a) of the lease may become void or voidable or otherwise prejudiced;

(ii)	the payment of any policy money may be withheld; or

(iii)	(unless the Tenant has previously notified the Landlord and the Superior Landlord and has paid any increased or additional premium) any increased or additional insurance premium may become payable;

(c)	comply at all times with the requirements and reasonable recommendations of the insurers relating to the Property and the use by the Tenant of the Common Parts;

(d)	as soon as reasonably practicable inform the Landlord and the Superior Landlord of the occurrence of any damage or loss relating to the Building arising from an Insured Risk or of any other event that might affect any insurance policy relating to the Building and shall give the Landlord and the Superior Landlord notice of that damage or loss.

(e)	not effect any insurance of the Property (except any plate glass at the Property) but if it becomes entitled to the benefit of any insurance proceeds in respect of the Property (other than in respect of plate glass) pay those proceeds or cause them to be paid to the Superior Landlord; and

(f)	pay the Superior Landlord an amount equal to any insurance money that the insurers of the Building refuse to pay (in relation to the Building) by reason of any act or omission in breach of this lease (or the law generally) by the Tenant, its workers, contractors or agents or any person at the Property or the Common Parts with the actual or implied authority of any of them. The Tenant shall do likewise if the Landlord is similarly refused any insurance money in respect of its obligations under clause 8.2 of this lease.

20

8.5	The Landlord shall pay the Insurance Rent received from the Tenant to the Superior Landlord in accordance with its obligations under the Superior Lease in respect of the Insurance Rent payable thereunder.

8.6	If the Property is damaged or destroyed by an Insured Risk so as to be unfit for occupation and use or if the Common Parts are damaged or destroyed by an Insured Risk so as to make the Property inaccessible or unusable then, unless the policy of insurance of the Property has been vitiated in whole or in part in consequence of any act or omission of the Tenant, or its workers, contractors or agents or any other person on the Property with the actual or implied authority of any of them, payment of the Annual Rent and all other sums due under this lease, or a fair proportion of them according to the nature and extent of the damage, shall be suspended until the soonest of one of the following:

(a)	the date that the Property has been reinstated and made fit for occupation and use or the Common Parts have been reinstated so as to make the Property accessible or usable (as the case may be);

(b)	the end of three years from the date of damage or destruction; and

(c)	the end of the period of suspension of the payment of the Superior Rent under the Superior Lease.

8.7	If, following damage to or destruction of the Property, the Superior Lease is determined in accordance with the provisions of the Superior Lease, the Landlord shall notify the Tenant of this no later than five working days after:

(a)	receipt by the Landlord of the Superior Landlord's notice to determine; or

(b)	service by the Landlord of the notice to determine the Superior Lease on the Superior Landlord.

On the same date, the Landlord shall send to the Tenant a certified copy of the notice to determine and any accompanying correspondence that the Landlord has sent to or received from the Superior Landlord. The determination of this lease under this clause 8.7 shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this lease. Any proceeds of the insurance effected by the Superior Landlord under the terms of the Superior Lease shall belong to the Superior Landlord and any proceeds of the insurance effected by the Landlord under clause 8.2 of this lease shall belong to the Landlord.

21

8.8	Provided that the Tenant has complied with its obligations in this clause, the Tenant may terminate this lease by giving notice to the Landlord if, following damage or destruction of the Property or the Common Parts by an Insured Risk, the Property has not been reinstated so as to be fit for occupation and use or the Common Parts have not been reinstated so as to make the Property accessible or useable within 6 months after the date of damage or destruction. On giving this notice this lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of the tenant covenants of this lease. Any proceeds of the insurance effected by the Superior Landlord under the terms of the Superior Lease shall belong to the Superior Landlord. Any proceeds of the insurance effected by the Landlord under clause 8.2 of this lease shall belong to the Landlord.

9.	Uninsured Risk

9.1	For the purposes of this Clause 9:

(a)	these provisions shall apply from the date on which any Insured Risk becomes an Uninsured Risk but only in relation to the Uninsured Risk;

(b)	references to an Insured Risk becoming an Uninsured Risk shall, without limitation, include the application by the Superior Landlord's insurers of an exclusion, condition or limitation to an Insured Risk to the extent to which such risk thereby is or become an Uninsured Risk; and

(c)	the Landlord shall notify the Tenant in writing as soon as reasonably practicable after receiving notification that an Insured Risk has become an Uninsured Risk.

9.2	If the Building or any part of it shall be damaged or destroyed by an Uninsured Risk so as to make the Premises unfit for occupation or use or inaccessible:

(a)	The Principal Rent and the Building Service Charge, the Estate Service Charge and Block Service Charge (or a fair proportion according to the nature and extent of the damage sustained) will be suspended from the relevant date of damage or destruction until:

(i)	the Property is again made fit for occupation or use (excluding fitting out and replacements of contents) or made accessible (as the case may be); or (if earlier)

(ii)	the date on which this Lease shall be terminated in accordance with Clause 9.2(b) or Clause 9.5; and

(b)	If the Superior Landlord serves notice on the Landlord confirming that it will reinstate the Property (a "Reinstatement Notice") so that the Property shall be fit for occupation or use or made accessible the Landlord shall inform the Tenant of the same and if the Superior Landlord fails to serve a Reinstatement Notice the Lease will automatically end of the date one year after the date of such damage or destruction.

22

9.3	If the Superior Landlord serves a Reinstatement Notice in accordance with Clause 9.2 then the Landlord shall ensure that the Superior Landlord complies with its obligation to carry out the reinstatement of the Building and the Property as if the damage had been caused by an Insured Risk.

9.4	This clause 9 (Uninsured Risks) shall not apply if an Insured Risk shall have become an Uninsured Risk owing to the act in breach of this lease or default of the Tenant of any person deriving title under the Tenant or their respecting agent, employees, licensees or contractors .

9.5	If the Superior Landlord shall have served a Reinstatement Notice and such reinstatement has not been completed by the date three years from the date of the Reinstatement Notice at any time after that date (but not following completion of such reinstatement) the Landlord or the Tenant may terminate this Lease by serving not less than two months' notice on the other stating that it terminates this Lease.

10.	Rates and taxes

10.1	The Tenant shall pay all present and future rates, taxes and other impositions and outgoings payable in respect of the Property, its use and any works carried out there, except:

(a)	any taxes payable by the Landlord in connection with any dealing with or disposition of:

(i)	the reversion to this lease; or

(ii)	the Landlord's interest in the Superior Lease;

(b)	any taxes payable by the Superior Landlord in connection with any dealing with or disposition of the reversion to the Superior Lease; or

(c)	any taxes, other than VAT and insurance premium tax, payable by the Landlord or the Superior Landlord or by reason of the receipt of any of the rents due under this lease or the Superior Lease.

10.2	The Tenant shall not make any proposal to alter the rateable value of the Property or that value as it appears on any draft rating list, without the approval of the Landlord and the Superior Landlord.

10.3	If, after the end of the term, either the Landlord or the Superior Landlord loses rating relief (or any similar relief or exemption) because it has been allowed to the Tenant, then the Tenant shall pay the Landlord or the Superior Landlord, as appropriate, an amount equal to the relief or exemption that has been lost.

23

11.	Utilities

11.1	The Tenant shall pay all costs in connection with the supply and removal of electricity, gas, water, sewage, telecommunications and data and other services and utilities to or from the Property insofar as such costs do not form part of the Service Charge.

11.2	The Tenant shall comply with all laws and with any recommendations of the relevant suppliers relating to the use of those services and utilities.

12.	Common items

12.1	The Tenant shall pay the Landlord within 30 working days of demand a fair proportion of all costs payable by the Landlord to the Superior Landlord for the maintenance, repair, lighting, cleaning and renewal of all Service Media, structures and other items not on the Building but used or capable of being used by the Building in common with other property provided that such costs have not already been recovered through payment of the Service Charge.

12.2	The Tenant shall comply with all reasonable regulations that the Landlord or the Superior Landlord may make from time to time in connection with the use of any of those Service Media, structures or other items.

13.	VAT

13.1	All sums payable by the Tenant are exclusive of any VAT that may be chargeable. The Tenant shall pay VAT in respect of all taxable supplies made to it in connection with this lease on the due date for making any payment or, if earlier, the date on which that supply is made for VAT purposes.

13.2	Every obligation on the Tenant, under or in connection with this lease, to pay the Landlord or any other person any sum by way of a refund or indemnity, shall include an obligation to pay an amount equal to any VAT incurred on that sum by the Landlord or other person, except to the extent that the Landlord or other person obtains credit for such VAT under the Value Added Tax Act 1994.

14.	Default interest and interest

14.1	If any Annual Rent or any other money payable under this lease has not been paid by the date it is due, in the case of the Annual Rent only whether it has been formally demanded or not, the Tenant shall pay the Landlord interest on that amount at the Default Interest Rate (both before and after any judgment). Such interest shall accrue on a daily basis for the period beginning on the due date and ending on the date of payment.

14.2	If the Landlord does not demand or accept any Annual Rent or other money due or tendered under this lease because the Landlord reasonably believes that the Tenant is in material breach of any material tenant covenants of this lease, then the Tenant shall, when that amount is accepted by the Landlord, also pay interest at the Interest Rate on that amount for the period beginning on the date the amount (or each part of it) became due and ending on the date it is accepted by the Landlord (acting reasonably at all times).

24

15.	Costs

15.1	The Tenant shall pay the proper costs and expenses of the Landlord and those of the Superior Landlord properly incurred including any solicitors’ or other professionals’ costs and expenses (incurred both during and after the end of the term) in connection with any of the following:

(a)	the enforcement of the tenant covenants of this lease;

(b)	serving any notice in connection with this lease under section 146 or 147 of the Law of Property Act 1925 or taking any proceedings under either of those sections, notwithstanding that forfeiture is avoided otherwise than by relief granted by the court;

(c)	serving any notice in connection with this lease under section 17 of the Landlord and Tenant (Covenants) Act 1995;

(d)	the preparation and service of a schedule of dilapidations in connection with this lease; or

(e)	the reasonable cost of any consent or approval applied for under:

(i)	this lease, whether or not it is granted (unless the consent or approval is unreasonably withheld by the Landlord in circumstances where the Landlord is required to act reasonably in withholding it); and

(ii)	the Superior Lease, where the consent of the Superior Landlord is required under this Lease, whether or not it is granted (unless the consent or approval is unreasonably withheld by the Superior Landlord in circumstances where the Superior Landlord is required to act reasonably in withholding it).

15.2	Where the Tenant is obliged to pay or indemnify the Landlord against any solicitors’ or other professionals’ costs and expenses (whether under this or any other clause of this lease) that obligation extends to those costs and expenses assessed on a full indemnity basis.

16.	Compensation on vacating

Any right of the Tenant or anyone deriving title under the Tenant to claim compensation from the Landlord on leaving the Property under the LTA 1954 is excluded, except to the extent that the legislation prevents that right being excluded.

25

17.	Set-off

The Annual Rent and all other amounts due under this lease shall be paid by the Tenant or any guarantor (as the case may be) in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by law).

18.	Assignments

18.1	The Tenant shall not assign the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld, and of the Superior Landlord in accordance with the terms of the Superior Lease.

18.2	Notwithstanding clause 18.1, INTERCEPT PHARMACEUTICALS, INC. (company no 001270073) only may assign with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) the whole of this lease to a wholly-owned UK subsidiary (as defined in the Companies Act 2006) of INTERCEPT PHARMACEUTICALS, INC. (company no 001270073 during the Contractual Term provided that:

(a)	INTERCEPT PHARMACEUTICALS, INC. (company no 001270073) shall:

(i)	comply with the provisions of clause 18.4 (a); and

(ii)	procure that a rent deposit deed in the same form as that annexed hereto (mutatis mutandis) in such sum as should then be maintained at the time of such proposed assignment shall be provided by the assignee (together with payment of the deposit sum) as a condition precedent to the issue of any consent (and such is so deemed to be a requirement for such assignment pursuant to the provisions of section 19(1A) of the Landlord and Tenant Act 1927; and

(b)	that there shall have been no event giving rise to a right of forfeiture of this Lease that remains un-remedied prior to such assignment taking place.

18.3	The Tenant shall not assign part only of this lease.

18.4	The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to all or any of the following conditions:

(a)	a condition that the assignor enters into an authorised guarantee agreement which:

(i)	is in respect of all the tenant covenants of this lease;

(ii)	is in respect of the period beginning with the date the assignee becomes bound by those covenants and ending on the date when the assignee is released from those covenants by virtue of section 5 of the Landlord and Tenant (Covenants) Act 1995;

26

(iii)	imposes principal debtor liability on the assignor;

(iv)	requires (in the event of a disclaimer of liability of this lease) the assignor to enter into a new tenancy for a term equal to the unexpired residue of the Contractual Term; and

(v)	is otherwise in a form reasonably required by the Landlord and the Superior Landlord;

(b)	a condition that a person of standing acceptable to the Landlord enters into a guarantee and indemnity of the tenant covenants of this lease in a form set out by the Landlord or its conveyancer.

18.5	The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may refuse its consent to an assignment if any of the following circumstances exist at the date of the Tenant's application for consent to assign this lease:

(a)	the Annual Rent or any other money due under this lease is outstanding or there is a material breach of a material covenant by the Tenant that has not been remedied within a reasonable period of notice having been served on the Tenant by the Landlord; or

(b)	in the Landlord's reasonable opinion the assignee is not of sufficient financial standing to enable it to comply with the Tenant's covenants and conditions contained in this lease; or

(c)	(Other than permitted by clause 18.2) the assignee and the Tenant are group companies within the meaning of Section 42 of the Landlord and Tenant Act 1954

18.6	Nothing in this clause shall prevent the Landlord from giving consent subject to any other reasonable condition, nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so.

19.	Underlettings

19.1	The Tenant shall not underlet the whole or part of the Property.

19.2	Notwithstanding clause 19.1 the Landlord agrees that, upon written request of the Tenant, the Landlord will (and if necessary at the cost of the Tenant) make a written request to the Superior Landlord asking that it exercises its discretion to waive the provisions of the Superior Lease which restrict sub underletting subject strictly to the following terms:

27

(a)	The Landlord agrees to submit the request to the Superior Landlord promptly following request by the Tenant but can give no guarantee as to the response of the Superior Landlord

(b)	Such application or request for consent of the Superior Landlord shall only be in respect of consent to underlet the whole of the Property

(c)	Such application or request for consent of the Superior Landlord implies no obligation on the Landlord to pursue the consent further than is reasonable

20.	sharing occupation with group companies

20.1	The Tenant may share occupation of the Property with any company that is a member of the same group (within the meaning of section 42 of the Landlord and Tenant Act 1954) as the Tenant for as long as that company remains within that group and provided that no relationship of landlord and tenant is established by that arrangement.

21.	Prohibition of other dealings

Except as expressly permitted by this lease, the Tenant shall not assign, underlet, charge, part with or share possession or share occupation of this lease or the Property or assign, part with or share any of the benefits or burdens of this lease, or in any interest derived from it, whether by a virtual assignment or other similar arrangement or hold the lease on trust for any person (except pending registration of a dealing permitted by this lease at HM Land Registry or by reason only of joint legal ownership).

22.	Registration and notification of dealings and occupation

22.1	In this clause a Transaction is:

(a)	any dealing with this lease or the devolution or transmission of, or parting with possession of any interest in it; or

(b)	the making of any other arrangement for the occupation of the Property.

22.2	No later than 14 days after a Transaction the Tenant shall:

(a)	give notice of the Transaction to the Landlord's solicitors;

(b)	deliver four certified copies of any document effecting the Transaction to the Landlord’s solicitors;

(c)	pay the Landlord’s solicitors their registration fee of a maximum of £35 plus VAT together with any charges payable to the Superior Landlord's solicitors in accordance with the terms of the Superior Lease and;

28

(d)	deliver to the Landlord's solicitors a copy of any Energy Performance Certificate and Recommendation Report issued as a result of the Transaction.

22.3	If the Landlord reasonably requests, the Tenant shall promptly supply the Landlord with full details of the occupiers of the Property and the terms upon which they occupy it.

23.	Repairs

23.1	The Tenant shall keep the Property clean and tidy and in good and substantial repair and condition and shall ensure that any Service Media within and exclusively serving the Property is kept in good working order.

23.2	The Tenant will notify the Landlord in writing as soon as practicable of any defect or lack of repair in the Property of which the Tenant becomes aware.

23.3	The Tenant shall not be liable to repair the Property to the extent that any disrepair has been caused by an Uninsured Risk or an Insured Risk, unless and to the extent that the policy of insurance of the Property has been vitiated or any insurance proceeds withheld in consequence of any act or omission in breach of this lease of the Tenant or its workers, contractors or agents or any person on the Property with the actual or implied authority of any of them.

24.	Decoration.

24.1	The Tenant shall paint with two coats of good quality paint all the wood, metal and other parts normally painted of the interior of the Property in the last year of the Term (however determined) and after painting to decorate, grain, varnish, wash or suitably treat all such parts as have previously been so dealt with and to repaper the parts usually papered with suitable paper of a good quality provided that any change of colour or design shall be previously approved in writing by the Landlord (such approval not to be unreasonably withheld).

24.2	All decoration shall be carried out in a good and proper manner using good quality materials that are appropriate to the Property and the Permitted Use and shall include all appropriate preparatory work.

24.3	All decoration carried out in the last three months of the term shall also be carried out to the satisfaction of the Landlord and using materials, designs and colours approved by the Landlord.

25.	Alterations and signs

25.1	The Tenant shall not make any alteration to the Property without the consent of the Landlord, such consent not to be unreasonably withheld, and of the Superior Landlord in accordance with the terms of the Superior Lease.

29

25.2	The Tenant shall not install or alter the route of any Service Media at the Property without the consent of the Landlord, such consent not to be unreasonably withheld, and of the Superior Landlord in accordance with the terms of the Superior Lease.

25.3	Save as provided in clause 3.1(n) of this lease, the Tenant shall not attach any sign, fascia, placard, board, poster or advertisement to the Property.

25.4	The Tenant shall allow the Landlord or the Superior Landlord to fix to and keep at the Property any sale or re-letting board as the Landlord or Superior Landlord reasonably requires.

25.5	Notwithstanding the above, the Tenant may install and/or remove internal demountable partitioning without the Landlord's consent provided that:

(a)	the Tenant shall first supply the Landlord with full details and plans of such partitioning or its removal;

(b)	any partitioning installed in the Property does not affect the appearance of the external window lines of the Building;

(c)	any partitioning adjacent to the external elevation of the Building dovetails with the window mullions;

(d)	such installation or removal does not adversely affect any of the Conduits; and

(e)	any damage caused to the structure of the Building is made good to the Landlord's reasonable satisfaction as soon as reasonably practicable by the Tenant at its own cost.

(f)	the Tenant shall otherwise comply with the provisions of clauses 3.14.1 to 3.14.5 (inclusive) and clauses 3.14.7 and 3.14.8 of the Superior Lease

26.	Returning the Property to the Landlord

26.1	At the end of the term the Tenant shall return the Property to the Landlord in the repair and condition required by this lease.

26.2	The Tenant shall remove items it has fixed to the Property, remove any alterations it has made to the Property if required by the Landlord by notice 6 months before the end of the term (time not to be of the essence) and make good any damage caused to the Property by that removal.

26.3	At the end of the term, the Tenant shall remove from the Property all chattels belonging to or used by it.

26.4	The Tenant irrevocably appoints the Landlord and the Superior Landlord to be the Tenant’s agent to store or dispose of any chattels or items it has fixed to the Property and which have been left by the Tenant on the Property for more than ten working days after the end of the term. Neither the Landlord nor the Superior Landlord shall be liable to the Tenant by reason of that storage or disposal. The Tenant shall indemnify the Landlord or the Superior Landlord in respect of any claim made by a third party in relation to that storage or disposal.

30

27.	Use

27.1	The Tenant shall not use the Property for any purpose other than the Permitted Use.

27.2	The Tenant shall not use the Property for any illegal purpose nor for any purpose or in a manner that would cause loss, damage, injury, nuisance or inconvenience to the Landlord, the other tenants or occupiers of the Building, the Superior Landlord or any owner or occupier of neighbouring property.

27.3	The Tenant shall not overload any structural part of the Property or Building nor any Service Media at or serving the Property.

28.	Management of the Building

28.1	The Tenant shall observe all reasonable regulations made by the Landlord or Superior Landlord from time to time in accordance with the principles of good estate management and notified to the Tenant relating to the use of the Common Parts and the management of the Building.

28.2	Nothing in this lease shall impose or be deemed to impose any restriction on the use of any other part of the Building or any neighbouring property.

29.	Compliance with laws

29.1	The Tenant shall comply with all laws relating to:

(a)	the Property and the occupation and use of the Property by the Tenant;

(b)	the use or operation of all Service Media and machinery and equipment at or serving the Property whether or not used or operated, and shall, where necessary, replace or convert such Service Media within or exclusively serving the Property so that it is capable of lawful use or operation;

(c)	any works carried out at the Property; and

(d)	all materials kept at or disposed from the Property.

29.2	Without prejudice to any obligation on the Tenant to obtain any consent or approval under this lease, the Tenant shall carry out all works that are required under any law to be carried out at the Property whether by the owner or the occupier.

31

29.3	The tenant shall comply with the Landlord’s ethical business requirements annexed in the Schedule

29.4	Within five working days after receipt of any notice or other communication affecting the Property or the Building (and whether or not served pursuant to any law) the Tenant shall:

(a)	send a copy of the relevant document to the Landlord and the Superior Landlord; and

(b)	in so far as it relates to the Property, take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may require and at the Landlord's cost.

29.5	The Tenant shall not apply for any planning permission for the Property.

29.6	The Tenant shall comply with its obligations under the CDM Regulations, including all requirements in relation to the provision and maintenance of a health and safety file. The Tenant shall maintain the health and safety file for the Property in accordance with the CDM Regulations and shall give it to the Landlord at the end of the term.

29.7	The Tenant shall supply all information to the Landlord that the Landlord reasonably requires from time to time to comply with its obligations under the CDM Regulations.

29.8	As soon as reasonably practicable after the Tenant becomes aware of any defect in the Property, it shall give the Landlord notice of it. The Tenant shall indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Property by reason of any failure of the Tenant to comply with any of the tenant covenants in this lease.

29.9	The Tenant shall keep the Property equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Property or reasonably recommended by them or reasonably required by the Landlord or the Superior Landlord and shall keep that machinery, equipment and alarms properly maintained and available for inspection (only to the extent that the Landlord or Superior Landlord are not under an obligation to provide and maintain such equipment pursuant to the Superior Lease or the headlease dated 18th December 2012 and made between (1) King’s Cross Central (Trustee No. One) Limited and King’s Cross Central (Trustee No. Two) Limited and (2) the Superior Landlord).

30.	Encroachments, obstructions and acquisition of rights

30.1	The Tenant shall not grant any right or licence over the Property to a third party.

32

30.2	If a third party makes or attempts to make any encroachment over the Property or takes any action by which a right may be acquired over the Property, the Tenant shall:

(a)	as soon as reasonably practicable inform the Landlord and shall give the Landlord notice of that encroachment or action; and

(b)	take all steps (including any proceedings) the Landlord reasonably requires to prevent or license the continuation of that encroachment or action at the Landlord's cost.

30.3	The Tenant shall not obstruct the flow of light or air to the Property or any other part of the Landlord's Premises or the Building nor obstruct any means of access to the Property or Landlord's Premises or any other part of the Building.

30.4	The Tenant shall not make any acknowledgement that the flow of light or air to the Property or any other part of the Building or that the means of access to the Property or any other part of the Building is enjoyed with the consent of any third party.

30.5	If any person takes or threatens to take any action to obstruct the flow of light or air to the Property or obstruct the means of access to the Property, the Tenant shall:

(a)	as soon as reasonably practicable inform the Landlord and shall give the Landlord notice of that action; and

(b)	take all steps (including proceedings) the Landlord reasonably requires to prevent or secure the removal of the obstruction at the Landlord's cost.

31.	Breach of repair and maintenance obligations

31.1	The Landlord and the Superior Landlord may enter the Property at reasonable times during the normal business hours of the Tenant and on reasonable notice of at least 2 working days (or less in the case of the Superior Landlord) and otherwise than in cases of emergency where no notice shall be required to inspect its condition and state of repair and may give the Tenant a notice of any breach of any of the tenant covenants in this lease relating to the condition or repair of the Property.

31.2	If the Tenant has not begun any works needed to remedy that breach within six weeks following that notice (or if works are required as a matter of emergency, then as soon as reasonably practicable following that notice), then the Landlord may enter the Property and carry out the works needed.

31.3	The proper costs incurred by the Landlord in carrying out any works pursuant to this clause (and any professional fees and any VAT in respect of those costs) shall be a debt due from the Tenant to the Landlord and payable on demand.

33

31.4	Any action taken by the Landlord pursuant to this clause shall be without prejudice to the Landlord’s other rights, including those under clause 36.

32.	Indemnity

The Tenant shall keep the Landlord indemnified against all proper expenses, costs, claims, damage and loss properly incurred (including any diminution in the value of the Landlord’s interest in the Building and loss of amenity of the Landlord's Premises) arising from any breach of any tenant covenants in this lease, or any act or omission of the Tenant or its workers, contractors or agents or any other person on the Property or the Common Parts with the actual or implied authority of any of them provided that the Landlord shall take reasonable steps to mitigate any such loss.

33.	Covenant to comply with covenants in the Superior Lease

The Tenant shall observe and perform the tenant covenants in the Superior Lease (insofar as they relate to the Property and rights granted to the Tenant), except the covenants to pay the rents reserved by the Superior Lease.

34.	Covenant with the Superior Landlord

34.1	The Tenant covenants with the Superior Landlord and its successors in title in their own right to observe and perform:

(a)	the tenant covenants in this lease and any document that is collateral to it; and

(b)	the tenant covenants in the Superior Lease (insofar as they relate to the Property and rights granted to the Tenant), except the covenants to pay the rents reserved by the Superior Lease.

35.	Landlord's covenants

35.1	The Landlord covenants with the Tenant, that, so long as the Tenant pays the rents reserved by and complies with its obligations in this lease, the Tenant shall have quiet enjoyment of the Property without any interruption by the Landlord or any person claiming under the Landlord except as otherwise permitted by this lease.

35.2	The Landlord shall pay the rents reserved by the Superior Lease and perform the covenants on the part of the tenant contained in the Superior Lease so far as the Tenant is not liable for such performance under the terms of this lease.

35.3	The Landlord shall use all reasonable endeavours to procure that the Superior Landlord complies with the Superior Landlord's Covenants during such period as the Superior Lease subsists.

35.4	If the Landlord exercises its contractual right to terminate the Superior Lease it shall give 4 months written notice of that right being exercised to the Tenant, together with a copy of the notice exercising that right.

34

36.	Re-entry and forfeiture

36.1	The Landlord may re-enter the Property (or any part of the Property in the name of the whole) at any time after any of the following occurs:

(a)	any rent is unpaid 21 days after becoming payable whether it has been formally demanded or not;

(b)	any material breach of any material condition of, or tenant covenant in, this lease which has not been remedied within a reasonable period of notice given by the Landlord to the Tenant; and

(c)	an Act of Insolvency.

36.2	If the Landlord re-enters the Property (or any part of the Property in the name of the whole) pursuant to this clause, this lease shall immediately end, but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant or any guarantor.

37.	Joint and several liability

37.1	Where the Tenant comprises more than one person, those persons shall be jointly and severally liable for the obligations and liabilities of the Tenant arising under this lease. The Landlord may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

37.2	The Landlord shall not be liable to the Tenant for any failure of the Landlord to perform any landlord covenant in this lease unless and until the Tenant has given the Landlord notice of the failure and the Landlord has not remedied the failure within a reasonable time of service of that notice.

38.	Disputes under the Superior Lease

Notwithstanding the other terms of this lease, if any dispute, issue, question or matter arising out of or under or relating to the Superior Lease also affects or relates to the provisions of this lease, the determination of that dispute, issue, question or matter pursuant to the provisions of the Superior Lease is to be binding on the Tenant as well as the Landlord for the purposes both of the Superior Lease and this lease.

39.	Entire agreement

39.1	This lease and any documents annexed to it constitutes the whole agreement between the parties and supersedes all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to their subject matter.

35

39.2	Each party acknowledges that in entering into this lease and any documents annexed to it such party does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently)

39.3	Nothing in this lease constitutes or shall constitute a representation or warranty that the Property or the Common Parts may lawfully be used for any purpose allowed by this lease.

40.	Notices, consents and approvals

40.1	Except where this lease specifically states that a notice need not be in writing, any notice given under or in connection with this lease shall be:

(a)	in writing and for the purposes of this clause an e-mail is not in writing; and

(b)	given;

(c)	by hand or by pre-paid first class post of other next working day delivery service or by commercial courier if the Tenant's registered address is abroad at the party's registered office address (if the party is a company) or (in any other case) at the party's principal place of business

40.2	If a notice complies with clause 40.1, whether or not this lease requires that notice to be in writing, it shall be deemed to have been received:

(a)	if delivered by hand, at the time the notice is left at the proper address;

(b)	if sent by pre-paid first class post or other next working day delivery service, on the second working day after posting; or

(c)	if sent by fax, at 9:00 am on the next working day after transmission (if delivered by commercial courier, at the time the notice is left at the proper address).

40.3	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

40.4	Section 196 of the Law of Property Act 1925 shall otherwise apply to notices given under this lease.

40.5	Where the consent of the Landlord is required under this lease, a consent shall only be valid if it is given by deed, unless:

(a)	it is given in writing and signed by the Landlord or a person duly authorised on its behalf; and

(b)	it expressly states that the Landlord waives the requirement for a deed in that particular case.

36

If a waiver is given, it shall not affect the requirement for a deed for any other consent.

40.6	Where the approval of the Landlord is required under this lease, an approval shall only be valid if it is in writing and signed by or on behalf of the Landlord, unless:

(a)	the approval is being given in a case of emergency; or

(b)	this lease expressly states that the approval need not be in writing.

40.7	If the Landlord gives a consent or approval under this lease, the giving of that consent or approval shall not imply that any consent or approval required from a third party has been obtained, nor shall it obviate the need to obtain any consent or approval from a third party.

40.8	Where the consent of the Superior Landlord is required under this lease, a consent shall only be valid if it would be valid as a consent given under the Superior Lease. Where the approval of the Superior Landlord is required under this lease, an approval shall only be valid if it would be valid as an approval given under the Superior Lease.

40.9	Where the Tenant requires the consent or approval of the Superior Landlord to any act or omission then, subject to the provisions of clause 1.9, the Landlord shall at the cost of the Tenant use all reasonable endeavours to obtain that consent or approval.

41.	Governing law

This lease and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

42.	Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this lease or its subject matter or formation (including non-contractual disputes or claims).

43.	Exclusion of sections 24-28 of the LTA 1954

43.1	The parties confirm that:

(a)	the Landlord served a notice on the Tenant, as required by section 38A(3)(a) of the LTA 1954, applying to the tenancy created by this lease, before this lease was entered into

(b)	Clare Wedderburn who was duly authorised by the Tenant to do so made a statutory declaration dated 17 February 2015 in accordance with the requirements of section 38A(3)(b) of the LTA 1954

37

43.2	The parties agree that the provisions of sections 24 to 28 of the LTA 1954 are excluded in relation to the tenancy created by this lease.

44.	Contracts (Rights of Third Parties) Act 1999

Save for the Superior Landlord, a person who is not a party to this lease shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this lease.

In witness whereof this document has been executed and delivered on the date first stated above.

38

Schedule 1 – Ethical Business

In this Schedule the following definitions shall apply:

“Company” shall mean the Landlord, Merck & Co, Inc and all of their connected companies and businesses

“Affiliate” shall mean all companies or businesses with which the Company or the Tenant shall have some connection by way of control, ownership or dealings in the course of the business of the Tenant

“Representative” shall include all Affiliates of the Tenant and other 3rd parties as the Tenant or their Affiliates shall engage to promote the interests of the Tenant or their Affiliates

By signing this Lease, the Parties agree to conduct activities directly related to the lease, alteration or maintenance of the Property in a manner which is consistent with all applicable laws, including (without limitation) the U.S. Foreign Corrupt Practices Act.  Specifically, the Tenant warrants and agrees that in connection with the lease, alteration or maintenance of the Property, it, its Affiliates, their respective Representatives, and anyone acting on their behalf shall not offer, make or promise any payment, either directly or indirectly, of money or other assets (hereinafter collectively referred to as “Payment”), to any government, political party or international organization official, candidate or persons acting on behalf of any of the foregoing or directly associated with them including their staff, business partners, close associates and family (hereinafter collectively referred to as “Officials”) where such Payment would constitute a violation of any applicable law.  In addition, regardless of legality, the Parties shall make no Payment, either directly or indirectly, to Officials if such Payment is for the purpose of improperly influencing decisions or actions with respect to the subject matter of this Lease.

  The Tenant represents and warrants that, to the best of its knowledge, the Tenant and its Affiliates have provided complete and accurate information and documentation to Company, its Affiliates, and their Representatives in the course of any due diligence that was conducted by the Company in the course of negotiations leading to the grant of this Lease. The Tenant also acknowledges and agrees that in the event that the Tenant engages an Affiliate, subcontractor or agent in relation to the lease, alteration or maintenance of the Property, that the Tenant will conduct reasonable and proper due diligence on such Affiliate, subcontractor or agent and to mitigate any identified risks.

 The Tenant represents, warrants and covenants that all accounting records relating to payments and expenses to be made in relation to the lease, alteration and maintenance of the Property shall be properly maintained.

 The Tenant further represents, warrants and agrees that no “off the books” or other similar funds will be maintained or used in connection with the lease, alteration and maintenance of the Property.

Any material violation of, or any breach of a representation or warranty set forth in, this Schedule shall be deemed a material breach of this Lease, and in such event shall give rise to the right of the Company in its discretion to terminate this Lease (otherwise in accordance with the provisions of this Lease) immediately without payment of penalty or damages or further performance of any kind.

The provisions of this Schedule shall cease to be of effect in the event that:-

39

a) the unexpired remainder of the Term shall no longer be vested in INTERCEPT PHARMACEUTICALS, INC. incorporated in the State of Delaware, USA with company number 001270073, or any of their Affiliates; or

b) The reversion expectant upon determination of the Term of the Lease shall not longer be vested in MERCK, SHARP & DOHME LIMITED (company no 0820771) or any of their Affiliates; or

c) The Term of the Lease shall have been otherwise determined for any reason.

40

Executed as a deed by MERCK SHARP & DOHME LIMITED acting by M. Creamer, a director, in the presence of:	/s/ M. Creamer__________ Director
/s/ Melissa Leonard__________
[SIGNATURE OF WITNESS]
[NAME, ADDRESS AND OCCUPATION OF WITNESS]

Executed as a deed on behalf of INTERCEPT PHARMACEUTICALS, INC, a company incorporated in the State of Delaware, USA by persons who, in accordance with the laws of that territory, are acting under the authority of the company	/s/ Mark Pruzanski_______ Authorised Signatory /s/ Bryan Yoon___________ Authorised Signatory

41